UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report – July 20, 2009

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 20, 2009, Bemis Company, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Banc of America Securities LLC, BNP Paribas Securities Corp. and Wells Fargo Securities, LLC as representatives of the several underwriters therein (collectively, the “Underwriters”) providing for the offer and sale by the Company of $400,000,000 principal amount of its 5.65% Notes due 2014 (the “2014 Notes”) and  $400,000,000 principal amount of its 6.80% Notes due 2019 (the “2019 Notes” and together with the 2014 Notes, the “Notes”).  The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Delivery of the Notes in book-entry form only through the facilities of The Depository Trust Company is expected made on July 27, 2009.

The information contained herein is not an offer to purchase or the solicitation of an offer to purchase the Notes.  The Company’s offer to purchase the Notes is set forth in the prospectus supplement dated July 20, 2009 and filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2009 (the “Prospectus Supplement”), to the prospectus dated July 20, 2009 (the “Prospectus”) and filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, on July 20, 2009, as part of our registration statement on Form S-3 (Registration No. 333-160681).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1

Underwriting Agreement dated July 20, 2009, among the Company and J.P. Morgan Securities Inc., Banc of America Securities LLC, BNP Paribas Securities Corp. and Wells Fargo Securities, LLC as representatives of the several underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Senior Vice President		Stanley A. Jaffy, Vice President
	and Chief Financial Officer		and Controller

Date	July 24, 2009	Date	July 24, 2009

Index to Exhibits

Exhibit No.	Description	Method of Filing

1.1	Underwriting Agreement, dated July 20, 2009, among the Company and J.P. Morgan Securities Inc. and UBS Securities LLC as representatives of the several underwriters.	Electronic Transmission